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                                                                   EXHIBIT 23(1)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No.
33-63832, No. 33-55341 and No. 33-60499) of McDermott International, Inc. and the Registration Statement on Form S-3 (No. 33-54940) of McDermott Incorporated and in the related prospectuses of our report dated April 28, 1995 with respect to the combined financial statements of McDermott-ETPM West, Inc. and Heerema Offshore Construction Group Inc. - McDermott International, Inc. Joint Venture included in this Annual Report (Form 10K/A No. 1) for the fiscal year ended March 31, 1995.

The Hague, June 26, 1995

KPMG Accountants N.V.